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                SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.  20549

                             FORM 8-K

                          CURRENT REPORT
                 PURSUANT TO SECTION 13 OR 15(d)
              OF THE SECURITIES EXCHANGE ACT OF 1934




                         April 24, 1998
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               (Date of earliest event reported)



                Miami Computer Supply Corporation
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     (Exact name of registrant as specified in its charter)


Ohio                                  000-21561                   31-1001529
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(State or other jurisdiction   (Commission File Number)         (IRS Employer
of incorporation)                                         Identification No.)


4750 Hempstead Station Drive, Dayton, Ohio                             45429
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(Address of principal executive offices)                           (Zip Code)


                                     (937) 291-8282
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                      (Registrant's telephone number, including area code)


                                     Not Applicable
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(Former name, former address and former fiscal year, if changed since last report)





                        Page 1 of 4 Pages
                 Exhibit Index appears on Page 2
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ITEM 5.  OTHER EVENTS
          ------------

    On March 26, 1998, Miami Computer Supply Corporation (the "Company") issued a press release (the "Press Release") announcing that the Company, through its Board of Directors, declared a 3-for-2 split ("Stock Split") of the Company's common stock, no par value ("Common Stock"). As a result of the Stock Split, each shareholder of record at the close of business on April 10, 1998 will receive one (1) additional share of Common Stock for each two (2) shares of Common Stock held on that date. The shares of Common Stock issuable pursuant to the Stock Split were distributed on April 24, 1998, and, as a result, the Common Stock issued and outstanding increased by 2,707,973 shares to an aggregate amount of 8,123,964 shares.

    The Press Release is attached as an exhibit to this Report and is incorporated herein by reference.

Exhibits:
--------

    Exhibit Number                           Description
    --------------                           -----------

    20 Press Release issued by the Company on March 26, 1998 with respect to the 3-for-2 stock split.









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                               SIGNATURES


    Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                             MIAMI COMPUTER SUPPLY CORPORATION



Date:  April 28, 1998        By:  /s/ Michael E. Peppel
                                  ---------------------------------
                                  Michael E. Peppel
                                  Chief Executive Officer and President




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